                                                                Exhibit 23(g)(2)

John Hancock Variable Series Trust I
Michele G. Van Leer
Chairman and Chief Executive Officer

[JOH HANCOCK LOGO APPEARS HERE]                     April 30, 2003

State Street Bank and Trust Company
Lafayette Corporate Center
Legal Division  LCC/2S
2 Avenue de Lafayette
Boston,  MA 02111
Attention:  Jean Carr

Re:      Amended and Restated Custodian Agreement ("Agreement")
         dated as of January 30, 1995, as amended
         --------------------------------------------------------

Gentlemen:

     This letter will memorialize our mutual agreement to amend the Agreement, effective May 1, 2003, to reflect name changes for the following three funds:

     .    Earnings Growth (formerly Multi Cap Growth Fund);

     .    Small Cap Emerging Growth Fund (formerly Small Cap Equity Fund); and

     .    Overseas Equity Fund (formerly Global Balanced Fund)

     This letter will also memorialize our mutual agreement to amend the Agreement, effective May 1, 2003, to reflect:

     . the merger of the International Opportunities B Fund into the International Opportunities Fund of the John Hancock Variable Series Trust I, effective September, 2002, and

     . the addition of three new funds (Mid Cap Value Fund, Financial Industries Fund, and Total Return Bond Fund).

     .    We have also updated the list of current sub-advisers to all Funds.

     Please substitute copies of the attached Appendix A for the old copies of Appendix A in your files. Kindly acknowledge receipt of this letter and the attachment, and your agreement with the terms hereof, by signing and returning the duplicate of this letter. Thank you.

                                                   Sincerely,

                                                   JOHN HANCOCK VARIABLE
                                                   SERIES TRUST I

                                                   --------------------------
                                                   Michele G. Van Leer
                                                   Chairman and CEO

Received and agreed to:
STATE STREET BANK AND TRUST COMPANY
By:
     ------------------------------------------------
Name:
       ----------------------------------------------
Title:
        ---------------------------------------------

                                   APPENDIX A
                               CUSTODIAL AGREEMENT
                               (As of May 1, 2003)

              Name of Fund                               Fund Sub-Manager(s)
              ------------                               -------------------
1.  International Equity Index                   Independence Investment LLC
2.  Small/Mid Cap Growth                         Wellington Management Company, LLP
3.  Small Cap Growth                             John Hancock Advisers, LLC
4.  Small Cap Emerging Growth (formerly "Small   Wellington Management Company, LLP
    Cap Equity")
5.  Earnings Growth (formerly "Multi Cap         Fidelity Management & Research
    Company Growth")
6.  Overseas Equity (formerly "Global            Capital Guardian Trust Company
    Balanced")
7.  International Opportunities                  T. Rowe Price International, Inc.
8.  Large Cap Value                              T. Rowe Price Associates, Inc.
9.  Global Bond                                  Capital Guardian Trust Company
10. Equity Index                                 SSgA Funds Management, Inc.
11. Managed                                      Independence Investment LLC and Capital
                                                 Guardian Trust Company
12. Money Market                                 Wellington Management Company, LLP
13. Large Cap Growth                             Independence Investment LLC
14. Growth & Income                              Independence Investment LLC and
                                                 Putnam Investment Management LLC
15. Real Estate Equity                           RREEF American L.L.C. and Van Kampen
16. Short-Term Bond                              Independence Investment LLC
17. Active Bond                                  John Hancock Advisers, LLC.
18. Small/Mid Cap CORE                           Goldman Sachs Asset Management, L.P.
19. High Yield Bond                              Wellington Management Company, LLP
20. Bond Index                                   Standish Mellon Asset Management
                                                 Company LLC
21. Emerging Markets Equity                      Van Kampen
22. Large Cap Aggressive Growth                  Janus Capital Management, LLC
23. Small Cap Value                              T. Rowe Price Associates, Inc. and
                                                 Wellington Management Company, LLP
24. Large Cap Value CORE                         Goldman Sachs Asset Management, L.P.
25. Fundamental Growth                           Putnam Investment Management, LLC
26. Fundamental Value                            Wellington Management Company, LLP
27. Health Sciences                              Wellington Management Company, LLP
28. Mid Cap Value                                T. Rowe Price Associates, Inc.
29. Financial Industries                         John Hancock Advisors, LLC
30. Total Return Bond                            Pacific Investment Management Company LLC